Exhibit 10.6

EXECUTION VERSION

FIRST AMENDMENT dated as of December 1, 2014 (this “Amendment”), to the Credit Agreement dated as of November 20, 2013 (the “Credit Agreement”), among CWGS GROUP, LLC, a Delaware limited liability company (the “Borrower”); CWGS ENTERPRISES, LLC, a Delaware limited liability company (“Holdings”); the lenders party thereto (the “Existing Lenders”); and GOLDMAN SACHS BANK USA, as Administrative Agent (the “Administrative Agent”).

A.                                    Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement (after giving effect to this Amendment).

B.                                    Pursuant to the Credit Agreement, the Existing Lenders have extended, and have agreed to extend, credit to the Borrower.

C.                                    The Borrower has informed the Administrative Agent and the Existing Lenders that it wishes (a) to obtain a Term Commitment Increase in the amount of $117,000,000 under the Credit Agreement, (b) to contribute the proceeds of the Term Loans made pursuant to such Term Commitment Increase (the “Incremental Term Loans”) to FreedomRoads Entities to finance acquisitions by such FreedomRoads Entities of recreational vehicle dealerships (the “RV Dealership Acquisitions”) and (c) to amend the Credit Agreement to provide for the Incremental Term Loans, to permit the transfer of the proceeds of the Incremental Term Loans to FR, to preserve the existing incremental facility basket capacity under the Credit Agreement and to effect the other modifications to the Credit Agreement set forth herein (the “Amendment”).

D.                                    The Company has requested that the Existing Lenders and the Additional Term Lenders, in each case identified on Schedule I hereto (collectively, the “Incremental Term Lenders” and, together with the other Existing Lenders, the “Lenders”), make the Incremental Term Loans to the Borrower on the Amendment Effective Date, in an aggregate principal amount of $117,000,000, subject to the terms and conditions set forth herein.

E.                                     The Existing Lenders party hereto, constituting the Required Lenders, are willing to agree to the Amendment, and the Incremental Term Lenders are willing to make the Incremental Term Loans, in each case, on the terms and subject to the conditions set forth herein.

F.                                      In connection with the Incremental Term Loans and the Amendment, Goldman Sachs Bank USA will act as Sole Lead Arranger (in such capacity, the “Arranger”), Sole Bookrunner and Sole Syndication Agent.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments to the Credit Agreement.  In connection with the establishment of the Incremental Term Commitments (as defined below) and the other transactions contemplated hereby, the Credit Agreement is hereby amended as follows:

(a)   Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)                                     Each of the following definitions in Section 1.01 of the Credit Agreement is amended in its entirety to read as set forth below:

“Incremental Cap” means $192,000,000.

“Prepayment Event” means:

(a)                                 any sale, transfer or other disposition (including (x) by way of merger or consolidation and (y) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of) of any property or asset of the Borrower or any of its Subsidiaries permitted by Section 6.05(k) or 6.05(l) other than (i) dispositions resulting in aggregate Net Proceeds not exceeding (A) $3,500,000 in the case of any single transaction or series of related transactions and (B) $7,000,000 for all such transactions during any fiscal year of the Borrower or (ii) any sale-leaseback transactions permitted by Section 6.06; or

(b)                                 the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Other Term Loans, each of which shall constitute a Prepayment Event to the extent required by the definition of “Credit Agreement Refinancing Indebtedness”) or permitted by the Required Lenders pursuant to Section 9.02.

“Refinancing/Repricing Premium” means, in connection with a Refinancing/Repricing Transaction, a premium (expressed as a percentage of the principal amount of the Loans that are the subject of such Refinancing/Repricing Transaction) equal to the amount set forth below:

(i)                                     before the six-month anniversary of the Amendment Effective Date, 1%; and

(ii)                                  thereafter, 0%.

“Refinancing/Repricing Transaction” means a refinancing, repayment or prepayment (including, in the case of a conversion, a deemed refinancing or repayment) or repricing by the Borrower of the Term Loans issued on or prior to the Amendment Effective Date or pursuant to a conversion of Term Loans issued on or prior to the Amendment Effective Date into a new Class of replacement Term Loans (x) with the proceeds of any Indebtedness (including, without limitation, any new or additional Term Loans pursuant to a Term Commitment Increase or pursuant to a conversion of Term Loans issued on or prior to the Amendment Effective Date into a new Class of replacement Term Loans) or (y) in connection with any amendment to this Agreement resulting, in either case, in an interest rate margin or weighted average yield (after giving effect to, among other factors, margins, upfront or similar fees or OID shared with all Lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all Lenders or holders thereof) on the Term Loans as so refinanced, repaid or repriced that is less than the Applicable Rate for, or weighted average yield (to be determined on the same basis) of, the Term Loans immediately prior to such refinancing, repayment, prepayment or repricing.

(ii)                                  The following definitions are hereby added in their appropriate alphabetical positions:

“Amendment Effective Date” means December 1, 2014.

“First Amendment” means the First Amendment dated as of December 1, 2014, among the Borrower, Holdings, the Lenders party thereto (including the Incremental Term Lenders referred to therein) and the Administrative Agent.

“RV Dealership Acquisition” means an acquisition by any FreedomRoads Entity of a recreation vehicle dealership and the associated goodwill, assets and working capital acquired in connection therewith, and the payment of related transaction fees, costs and expenses .

(b)  Section 2.17 of the Credit Agreement is hereby amended by adding a new clause (j) thereto as follows:

“For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”

(c)  Section 2.20(b)(i) of the Credit Agreement is hereby amended by inserting immediately before the second parenthetical therein the words “or an increase in an existing tranche of term loans hereunder”.

(d)  Section 2.20(b)(i) of the Credit Agreement is further amended by replacing clause (x) thereof with the following:

“(x) OID or upfront fees (which shall be deemed to constitute like amounts of OID) payable by Borrower to the relevant Lenders in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity) and, if Term Loans of a single Class are incurred at different times with different amounts of OID or upfront fees, the smallest amount of OID or upfront fees applicable to any such Term Loans shall, solely for purposes of this clause (x), be deemed to have been applicable to all the Term Loans of such Class,”

(e)  Section 2.20(b)(ii) of the Credit Agreement is hereby amended in its entirety to read as follows:

“Each notice from the Borrower pursuant to this Section shall set forth the requested amount of the relevant Revolving Commitment Increase or Term Commitment Increase.  Notwithstanding anything to contrary herein, the sum of (i) the aggregate principal amount of all the Revolving Commitment Increases, (ii) the aggregate principal amount of all Term Commitment Increases (including, for the avoidance of doubt, the Term Commitment Increase effected pursuant to the First Amendment) and (iii) the aggregate principal amount of all Additional Notes issued (other than Additional Notes issued to refinance, and in a principal amount not exceeding the principal amount of, any other Additional Notes) shall not exceed the Incremental Cap.”

(f)  Section 3.17 of the Credit Agreement is hereby amended in its entirety to read as follows:

“The Borrower will use the proceeds of (a) the Term Loans made on the Effective Date to finance a portion of the Transactions and pay Transaction Costs, (b) the Term Loans made on the Amendment Effective Date (i) to pay Transaction Costs, (ii) to make Investments in FreedomRoads Entities pursuant to Section 6.04(t), and (iii) by the FreedomRoads Entities to finance RV Dealership Acquisitions made on or subsequent to November 19, 2014 and (c) the Revolving Loans and Swingline Loans made after the Effective Date for general corporate purposes.”

(g)  Section 5.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

“The Borrower will use the proceeds of the Term Loans made on the Effective Date to provide funds for the Refinancing and to pay a portion of the

Transaction Costs.  The Borrower will use the proceeds of the Term Loans made on the Amendment Effective Date to make Investments pursuant to Section 6.04(t) in FreedomRoads Entities, and by the FreedomRoads Entities to finance RV Dealership Acquisitions.  The proceeds of the Revolving Loans and Swingline Loans made after the Effective Date will be used for general corporate purposes.  Letters of Credit will be used for general corporate purposes.”

(h)  Clause (B) of Section 6.01(a)(xxiii) of the Credit Agreement is hereby amended in its entirety to read as follows:

“the aggregate principal amount of all Additional Notes issued pursuant to this paragraph (xxiii) shall not exceed (x) the Incremental Cap less (y) the amount of all Revolving Commitment Increases and Term Commitment Increases (including, for the avoidance of doubt, the Term Commitment Increase effected pursuant to the First Amendment),”

(i)  Section 6.04 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (r) thereof, (ii) replacing the period at the end of clause (s) thereof with “; and” and (iii) adding a new clause (t) thereto as follows:

“(t)                              Investments in an aggregate amount not greater than $117,000,000 by the Borrower in FreedomRoads Entities with the proceeds of the Term Loans issued on the Amendment Effective Date to finance RV Dealership Acquisitions.”

(j)  Section 6.06 of the Credit Agreement is hereby amended by replacing the number “270” in the seventh line thereof with the number “730”.

(k)  Section 6.09 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (xi) thereof and (ii) inserting the following new clause (xiii) immediately prior to the period at the end of such Section:

“, and (xiii) Investments permitted under Section 6.04(t)”

SECTION 2.  Incremental Term Loans.  (a)  Subject to the terms and conditions set forth herein and in the Credit Agreement (as amended by this Amendment), each Incremental Term Lender agrees, severally and not jointly, to make an Incremental Term Loan to the Borrower in a single drawing on the Amendment Effective Date in the principal amount set forth opposite such Incremental Term Lender’s name on Schedule I hereto (the commitment of each Incremental Term Lender to make such Incremental Term Loan being called its “Incremental Term Commitment”).  Amounts repaid in respect of Incremental Term Loans may not be reborrowed.

(b)  Except as provided herein, the terms of the Incremental Term Loans shall be identical to those of the Term Loans outstanding immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”).  In furtherance of the foregoing, effective as of the Amendment Effective Date, the first sentence of Section 2.10(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

“Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Loan Borrowings on the last day of each March, June, September and December (commencing on December 31, 2014) in the principal amount of Term Loans equal to (i) in the case of any such repayment occurring on December 31, 2014, $4,026,473 and (ii) in the case of any such repayment occurring on or after March 31, 2015, $8,052,946; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.”

(c)  Subject to the terms and conditions set forth herein, pursuant to Section 2.20 of the Credit Agreement, and effective as of the Amendment Effective Date, for all purposes of the Loan Documents, (i) the Incremental Term Commitments shall constitute a Term Commitment Increase established, and the Incremental Term Loans made hereunder shall constitute an increase in the aggregate amount of the Existing Term Loans incurred, in accordance with Section 2.20 of the Credit Agreement (as amended by this Amendment), (ii) the Incremental Term Commitments shall be “Commitments” under the Credit Agreement, (iii) the Incremental Term Loans made pursuant to the Incremental Term Commitments shall be “Term Loans” under the Credit Agreement and shall constitute Loans of the same Class as the Existing Term Loans, (iv) Borrowings of the Incremental Term Loans shall constitute “Term Loan Borrowings” under the Credit Agreement, including for purposes of repayments due in respect of Term Loan Borrowings under Section 2.10 of the Credit Agreement, and (v) each Incremental Term Lender shall be a “Lender” and a “Term Lender” under the Credit Agreement, shall be a party to the Credit Agreement as a Lender and a Term Lender, shall have all the rights and obligations of, and benefits accruing to, a Lender and a Term Lender under the Credit Agreement and shall be bound by all agreements, acknowledgements and other obligations of Lenders and Term Lenders.  Without limiting the foregoing, the Incremental Term Loans made hereunder shall mature on the Term Maturity Date, shall participate in any mandatory or voluntary prepayments on a pro rata basis with the Existing Term Loans and, subject to paragraph (d) of this Section, shall bear interest at the rate specified in the Credit Agreement as applicable to the Existing Term Loans.  Each reference to the Credit Agreement in this paragraph (c) shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

(d)  It is the intent of the parties to this Amendment that all Incremental Term Loans made on the Amendment Effective Date be included in each outstanding Borrowing of Existing Term Loans on a pro rata basis.  In furtherance of the foregoing, each of the parties hereto agrees that a portion of each Incremental Term Loan shall be allocated to each outstanding Borrowing of Existing Term Loans on a pro rata basis and that the interest rate applicable to each such Incremental Term Loan allocated to a Eurocurrency Borrowing for the remainder of the existing Interest Period applicable to such Borrowing shall equal the Adjusted LIBO Rate applicable on the Amendment Effective Date to the Existing Term Loans included in such Borrowing plus the Applicable Rate.  Subject to the proviso to Section 2.13(d)(ii) of the Credit Agreement, accrued interest on the portion of the Incremental Term Loans included in each Borrowing of the Existing Term Loans pursuant to this paragraph shall be payable in arrears on each Interest Payment Date applicable to such Borrowing; provided that, notwithstanding anything to the contrary above, any conversion or continuation of any Borrowing of Term Loans (including the Incremental Term Loans included therein), and the election of any Interest Period therefor, occurring prior to the end of any existing Interest Period applicable to such Borrowing as of the Amendment Effective Date shall be allocated ratably among the Lenders holding all Term Loans (including the Incremental Term Loans) included in such Borrowing.

(e)  The funding of the Incremental Term Loans to be made hereunder shall be made in the manner contemplated by Section 2.06 of the Credit Agreement.  Unless previously terminated, the Incremental Term Commitments shall terminate at 5:00 p.m., New York City time, on the Amendment Effective Date.

(f)  The Administrative Agent hereby consents to this Amendment and confirms that each Incremental Term Lender not already a Lender under the Credit Agreement immediately prior to the Amendment Effective Date is acceptable to the Administrative Agent.

SECTION 3.  Fees.  The Borrower agrees to pay on the Amendment Effective Date (a) to the Administrative Agent, for the account of each Existing Lender that executes and delivers to the Administrative Agent (or its counsel) a copy of this Amendment at or prior to 4:00 p.m., New York City time, on November 19, 2014 (the “Signing Date”), an amendment fee (the “Amendment Fee”) in an amount equal to 0.10% of the aggregate principal amount of the Term Loans and Revolving Commitments of such Lender outstanding on the Signing Date (and, if the Signing Date shall be the Amendment Effective Date, before giving effect to this Amendment) and (b) to the Administrative Agent, for the account of each Lender that agrees to make an Incremental Term Loan, a fee (the “Incremental Fee”) in an amount equal to 0.50% of the amount of the Incremental Term Commitment of such Lender.  The foregoing fees shall be payable in immediately available funds and shall not be refundable.

SECTION 4.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, each of Holdings and the Borrower represents and warrants to the Lenders that, as of the Amendment Effective Date:

(a)  This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and this Amendment and the Credit Agreement, as amended by this Amendment, each constitutes a legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date; provided that, (i) to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date, and (ii) any representation and warranty that is qualified by “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects on and as of the Amendment Effective Date or as of such earlier date, as the case may be.

(c)  On and as of the Amendment Effective Date, at the time of and immediately after giving effect to the incurrence of the Incremental Term Loans, no Default or Event of Default will have occurred and be continuing.

SECTION 5.  Effectiveness.  The effectiveness of this Amendment on the Amendment Effective Date is subject to the satisfaction of the following conditions precedent:

(a)  The Administrative Agent (or its counsel) shall have received either (i) counterparts of this Amendment that, when taken together, bear the signatures of (A) Holdings, (B) the Borrower, (C) the Required Lenders (determined immediately prior to the effectiveness of the Incremental Term Commitments), (D) each Incremental Term Lender and (E) the Administrative Agent or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that each such party has signed a counterpart of this Amendment.

(b)  The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Amendment Effective Date) of Kirkland & Ellis LLP, counsel for Holdings and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, covering such matters relating to the Borrower and Holdings, this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request.  Each of Holdings and the Borrower hereby requests such counsel to deliver such opinion.

(c)  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel shall reasonably have requested relating to the organization, existence and good standing of the Borrower and Holdings, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Borrower and

Holdings, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel (and substantially consistent with the equivalent documents and certificates delivered by the Borrower and Holdings on the Effective Date).

(d)  The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed on behalf of Holdings and the Borrower by a Responsible Officer of each such Loan Party, confirming compliance with the representations set forth in paragraphs (a) and (b) of Section 4 hereof.

(e)  The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed on behalf of the Borrower by a Financial Officer thereof, certifying that, at the time of the Borrower’s request to effect the Term Commitment Increase established hereby and upon the effectiveness of this Amendment, (i) no Default or Event of Default has occurred and is continuing or will result therefrom and (ii) the Borrower is in compliance on a Pro Forma Basis with the Financial Performance Covenant recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements shall have been delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement (regardless of whether such Financial Performance Covenant is applicable at such time), and including reasonably detailed calculations demonstrating compliance with clause (ii) above.

(f)  The Administrative Agent shall have received the Amendment Fee, the Incremental Fee and all other fees and other amounts previously agreed in writing by the Arranger and the Borrower to be due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under the Credit Agreement or any other Loan Document.

(g)  Each Loan Party that has not executed and delivered this Amendment shall have executed and delivered to the Administrative Agent a written instrument reasonably satisfactory to the Administrative Agent pursuant to which it consents to this Amendment and the Incremental Term Loans and agrees that the Guarantee Agreement, the Collateral Agreement and the other Security Documents to which it is party will continue to apply in respect of the Credit Agreement, as amended hereby, and the Guaranteed Obligations and Secured Obligations of such Loan Party (including the Incremental Term Loans).

(h)  The Administrative Agent shall have received a written Borrowing Request from the Borrower in respect of the Incremental Term Loans complying with the requirements in Section 2.03 of the Credit Agreement not later than 12:00 noon, New York City time, three Business Days before the Amendment Effective Date (or such later date as the Arranger may agree).

(i)  The Administrative Agent and the Arranger shall have received, at least three days prior to the Amendment Effective Date, all documentation and other information about the Loan Parties as shall have been requested in writing by the Administrative Agent or the Arranger that they shall have determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

SECTION 6.  Effect of Amendment.  (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Banks or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)  On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document, shall be deemed to be a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” and an “Incremental Term Facility Amendment” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8.  Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

SECTION 9.  Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CWGS GROUP, LLC, as the Borrower

By:	/s/ Marcus Lemonis
	Name:	Marcus Lemonis
	Title:	Chief Executive Officer

CWGS ENTERPRISES, LLC, as Holdings

By:	/s/ Marcus Lemonis
	Name:	Marcus Lemonis
	Title:	Chief Executive Officer

GOLDMAN SACHS BANK USA, as Administrative Agent and a Lender

By:	/s/ Gabriel Jacobson
	Name:	Gabriel Jacobson
	Title:	Authorized Signatory

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT

TO THE CWGS GROUP, LLC

CREDIT AGREEMENT DATED AS OF

NOVEMBER 20, 2013

Name of Lender:

By:

Name:
Title:

For any Lender requiring a second signature block:

By:

Name:
Title:

SCHEDULE I

TERM COMMITMENT INCREASE

Lender	Term Commitment Increase
Goldman Sachs Bank USA	$117,000,000

Total	$117,000,000